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Exhibit 23.4

CONSENT OF CLARITAS, INC.

        We hereby consent to the use of our name and the demographic data attributed to us in the Registration Statement (Registration No. 333-114224) filed by Kite Realty Group Trust on Form S-11 and the related Prospectus and any amendments thereto.

Dated: June 1, 2004

CLARITAS, INC.
/s/ Stephen F. Moore Name: Stephen F. Moore Title: Director of Public Relations

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CONSENT OF CLARITAS, INC.